Exhibit 10.1

COMMITMENT AGREEMENT

This COMMITMENT AGREEMENT (the “Agreement”)  is entered into as of April 13, 2016 by and among CareDx, Inc., a Delaware corporation (the “Company”), __________ (“Shareholder”) and East West Bank.

RECITALS

A.The Company and Shareholder have entered into a Conditional Share Purchase Agreement, dated as of December 16, 2015, as amended by the Amendment to Conditional Share Purchase Agreement dated as of February 8, 2016 (the “Share Purchase Agreement”).

B.Pursuant to the Share Purchase Agreement, upon the settlement and closing of the Offer (as defined in the Share Purchase Agreement), the Company shall pay Shareholder the Initial Cash Component and the Common Stock Component (each as defined in the Share Purchase Agreement).

C.Appendix 1 of the Share Purchase Agreement contains certain milestones and contingencies (the “Contingencies”) that must be achieved prior to payment of the Contingent Cash Component (as defined in the Share Purchase Agreement).

D.The Company is conducting a private equity offering in which the Company will sell units consisting of shares of its common stock, preferred stock and warrants to purchase common stock on substantially the terms and conditions set forth in Exhibit A (the “PIPE Financing”).  Preferred stock issued in the PIPE Financing will automatically convert to common stock following stockholder approval.  The Company also expects to conduct a subsequent additional equity offering in which units of the same securities offered in the PIPE Financing (assuming conversion of the preferred stock to common stock) (the “Securities”) will be offered on equal or better terms, price and other financial conditions as in the PIPE Financing (the “Subsequent Financing”).  The parties currently expect that the Subsequent Financing will be open to the current shareholders of the Company.

E.In consideration of the agreements of the Company contained in this Agreement and as an inducement to East West Bank to consent to the closing of the Allenex Offer, Shareholder is committing to invest at least $[    ] in the Subsequent Financing upon request of the Company or East West Bank.

AGREEMENT

NOW, THEREFORE, the parties agree as follows:

1.Definitions and Interpretation.  Unless otherwise defined herein, all other capitalized terms shall have the meanings given to those terms in the Share Purchase Agreement.

2.Escrow; Investment in Subsequent Financing. Upon closing of the Offer, the Company shall deposit on behalf of Shareholder $[   ] of the Initial Cash Component (the “Escrow Funds”) into an escrow account with East West Bank. The funds shall be held pursuant to an escrow agreement acceptable to the parties and East West Bank. The escrow agreement will provide that:

(a)

Upon  request of the Company, the Escrow Funds will be released to the Company in exchange for issuance of the Securities in the Subsequent Financing.  The Subsequent Financing is expected, but not required, to include other investors.

(b)

If the Company does not complete the Subsequent Financing and issue the Securities in exchange for the Escrow Funds on or prior to July 16,  2016,  East West Bank shall have the right to require that the Subsequent Financing be held and the the Escrow Funds be exchanged for the Securities within seven days of written notice from  East West Bank.

(c)

Escrow Funds may be released from  the escrow only (i) in exchange for Securities in the Subsequent Financing, (ii) as provided in Section 2(d) below, or (iii) otherwise with the written consent of East West Bank.

(d)

If neither the Company nor East West Bank has elected to require that the Escrow Funds be exchanged for the Securities in the Subsequent Financing by September 30, 2016, the Escrow Funds shall promptly be released to the Shareholder.  The rights of East West Bank described in this Section 2 shall apply as long as the Loan Agreement between the Company and East West Bank (the “Loan Agreement”) remains in force.

3.Conditions.  This Agreement shall be terminated and the Escrow Funds released to Shareholder if  the following conditions are not satisfied on the date of closing of the Allenex Offer:

(a)The Company shall have raised gross proceeds of at least $12,000,000 in the PIPE Financing.

(b)The Shareholder, the other shareholders party to Conditional Share Purchase Agreements, and the Company shall have entered into a share pledge agreement in the form attached as Exhibit B to this Agreement under which more than 90 percent of the shares tendered in the Allenex Offer will be pledged in favor of the beneficieries set out in the form pledge agreement as collateral for the Contingent Cash Component and the shareholder loans.

(c)The Loan Agreement shall remain in force through closing of the Allenex Offer.

4.Board Observer.  The Company shall provide Shareholder and the other parties entering into similar commitment agreements (the “Majority Shareholders”) the right to appoint by agreement among themselves one observer to attend the meetings of the Company’s Board of Directors.  The observer rights shall be subject to customary limitations and shall continue as long as the Majority Shareholders continue to hold in aggregate at least 1,600,000 shares of Company common stock. The Company also shall provide the Majority Shareholdes the right to appoint by agreement among themselves one observer to attend the meetings of the Allenex

Board of Directors.  Such right shall terminate once the loans made by the Majority Shareholders to Allenex have been repaid.

5.Entire Agreement.  This Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior and understandings on the subject matter hereof made between or among the Parties. This Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by the Company, Shareholder and East West Bank.

6.Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules. The parties agree that any and all disputes arising out of the terms of this agreement, their interpretation, and any of the matters herein released, shall be subject to arbitration in New York county, before the judicial arbitration and mediation service (“JAMS”) under its comprehensive arbitration rules (“JAMS rules”) and New York law. The arbitrator may grant injunctions and other relief in such disputes. The arbitrator shall administer and conduct any arbitration in accordance with New York law, and the arbitrator shall apply substantive and procedural New York law to any dispute or claim, without reference to any conflict-of-law provisions of any jurisdiction. To the extent that the JAMS rules conflict with New York law, New York law shall take precedence. The decision of the arbitrator shall be final, conclusive, and binding on the parties to the arbitration. The parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The parties to the arbitration shall each pay half the costs and expenses of such arbitration, and each party shall separately pay for its respective counsel fees and expenses; provided, however, that the arbitrator shall award attorneys’ fees and costs to the prevailing party, except as prohibited by law. The parties agree that punitive damages shall be unavailable in arbitration. The parties hereby agree to waive their right to have any dispute between them resolved in a court of law by a judge or jury. Notwithstanding the foregoing, this section will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the parties and the subject matter of their dispute relating to this agreement and the agreements incorporated herein by reference. Should any part of the arbitration agreement contained in this paragraph conflict with any other arbitration agreement between the parties, the parties agree that this arbitration agreement shall govern.

7.Counterpart.  This Agreement may be signed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

CAREDX, INC.

By:

Name:

Title:

SHAREHOLDER

By:

Name:

Title:

EAST WEST BANK

By:

Name:

Title:

[Signature Page to Commitment Agreement]

Exhibit A

TERMS OF PIPE FINANCING

In the PIPE Financing the Company is selling Units consisting of one share of Company Common Stock, five shares of Series A Mandatorily Convertible Preferred Stock and three warrants each to purchase one share of Common Stock.

The price of one Unit is $23.94.

The warrants will have a term of seven years and an exercise price of $4.98.

The terms of the PIPE Financing are otherwise set forth in the PIPE Financing agreements in substantially the form provided to the Shareholder.

Exhibit B

SHARE PLEDGE AGREEMENT